ADDENDUM TO EMPLOYMENT AGREEMENT

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this "AGREEMENT") is made this 12th day of October, 2004.

BETWEEN:

      GAMMACAN, LTD., a body corporate with an address of Ben Gurion 11, Givat Shmuel, Israel (the "COMPANY")

AND:

      TOVI BEN ZEEV an individual currently residing at 254 Ben Gurion St. Givataim, Israel l

      (the "EXECUTIVE")

A. The Executive and the Company have entered into Employment Agreement dated as of August 17, 2004, a copy of which is attached as Exhibit A hereto (the "ORIGINAL AGREEMENT"); B. The Company and the parent company of the Company, GammaCan International Inc. (the "PARENT COMPANY"), wish to appoint the Executive as the CFO of the Parent Company, in addition to Executive's position as the CFO of the Company; C. The Executive and the Company wish to formally record the terms and conditions upon which the Executive will serve as the CFO of the Parent Company, and each of the Company and the Executive have agreed to the terms and conditions set forth in this Agreement, as evidenced by their execution hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. From and after the date hereof Executive shall serve as the CFO of the Parent Company.

2. Unless specifically provided otherwise hereunder, the terms of the Original Agreement (including, without limiting the generality of the aforesaid, the provisions of Articles 4 and 5 thereto) shall apply to service of the Executive as CFO of the Parent Company, mutatis mutandis.

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3.    For the avoidance of doubt, it is hereby clarified that upon termination of the original Agreement for any reason whatsoever, Executive shall immediately cease his position as the CFO of the Parent Company.

4. Executive will not be entitled to any compensation for her position as the CFO of the Parent Company other than the salary and additional compensation to which he is entitled pursuant to the Original Agreement.

5. As a condition for the agreement of the Executive to serve as the CFO of the Parent Company, and pursuant to the terms of Section 1.1 of the Original Agreement, the Parent Company shall execute and deliver to the Executive on the date hereof an Indemnity Agreement in the form attached in Exhibit B hereto.

6. Except as otherwise specifically stated herein, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date and year first above written.

GAMMACAN, LTD.

Per:   /s/ DAN J. GELVAN                                      /s/ TOVI BEN ZEEV
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Name:  Dan J. Gelvan                                          TOVI BEN ZEEV
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Title: CEO
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WE APPROVE AND AGREE:

GAMMACAN INTERNATIONAL, INC.

Per:   /s/ DAVID STEPHENS
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Name:  David Stephens
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Title: CEO
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